As filed with the Securities and Exchange Commission on July 1, 2008

Registration No. 033-00252

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment

No. 1 to

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

EQUITABLE RESOURCES, INC.

(Exact name of Registrant as Specified in its Charter)

PENNSYLVANIA	25-0464690
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 North Shore Drive

Pittsburgh, PA  15212-5861

(Address, including zip code, of registrant’s principal executive offices)

EQUITABLE RESOURCES, INC. EMPLOYEE SAVINGS PLAN

(Full Title of the Plan)

Lewis B. Gardner

Vice President and  General Counsel

225 North Shore Drive

Pittsburgh, PA 15212

412-553-7760

(Name and address, including zip code and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey G. Aromatorio, Esquire

Reed Smith LLP

435 Sixth Avenue

Pittsburgh, PA  15219

412-288-3364

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐

Non-accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT

                    This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”) by the Registrant, the successor to Equitable Resources, Inc., a Pennsylvania corporation (“Old EQT”), following a merger to effect a holding company reorganization effective as of June 30, 2008.  The Registrant hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

                    Subsequent to the holding company reorganization, shares of common stock to be issued pursuant to the Equitable Resources, Inc. Employee Savings Plan (the “Plan”) and Interests of Participation in the Plan to which this Registration Statement relates shall be shares of common stock and Interests of Participation in the Plan of the Registrant, rather than shares of common stock and Interests of Participation in the Plan of Old EQT.  Additionally, the sponsor of the Plan shall be the Registrant rather than Old EQT. The Plan will continue to be known as the Equitable Resources, Inc. Employee Savings Plan.

                    The applicable registration fees were paid at the time of the original filing of this Registration Statement.

SIGNATURE

                Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 30th day of June, 2008.

Equitable Resources, Inc.

By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 2008.

Name	Title

/s/ Murry S. Gerber	Chairman and Chief Executive Officer
Murry S. Gerber	(Principal Executive Officer)

/s/ Philip P. Conti	Senior Vice President and Chief Financial
Philip P. Conti	Officer (Principal Financial Officer)

/s/ Theresa Z. Bone	Vice President and Corporate Controller
Theresa Z. Bone	(Principal Accounting Officer)

*	Director
Vicky A. Bailey

*	Director
Phyllis A. Domm

*	Director
Barbara S. Jeremiah

*	Director
George L. Miles, Jr.

/s/ David L. Porges	President, Chief Operating Officer and
David L. Porges	Director

*	Director
James E. Rohr

*	Director
David S. Shapira

*	Director
Lee T. Todd, Jr.

*	Director
James W. Whalen

* By:	/s/ Philip P. Conti
Philip P. Conti
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the administrative committee of the Equitable Resources, Inc. Employee Savings Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly witnessed in the City of Pittsburgh, Commonwealth of Pennsylvania on the 30th day of June, 2008.

Equitable Resources, Inc. Employee Savings Plan
/s/ David J. Smith
David J. Smith